Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare Reports First Quarter Net Sales of $59.0 Million, Up 43%

First Quarter Earnings per Diluted Share of $0.01 and
Adjusted Earnings per Diluted Share of $0.03

MELVILLE, N.Y., May 9, 2007 - Allion Healthcare, Inc. (NASDAQ: ALLI), a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients, today announced financial results for the three months ended March 31, 2007.

First Quarter 2007 Highlights:

✓	Growth of 42.8% in net sales to $59.0 million.

✓
Net income of $185,000, or $0.01 per diluted share, including a previously disclosed impairment charge of $599,000. Adjusted net income of $549,000, or $0.03 per diluted share, excluding the impairment charge. An explanation and reconciliation of net income and earnings per diluted share under generally accepted accounting principles (GAAP) to adjusted net income and adjusted earnings per diluted share is provided below.

✓
Adjusted EBITDA of $1.7 million for the first quarter of 2007, which excludes impairment expense, compared with adjusted EBITDA of $733,000 for the first quarter of 2006, which excludes retroactive premium reimbursement. An explanation and reconciliation of net income under GAAP to adjusted EBITDA excluding impairment expense and adjusted EBITDA excluding retroactive premium adjustments is provided below.

✓	Filled over 237,000 prescriptions in the first quarter 2007 and serviced a total of 15,775 patients in the month of March.

✓	An increase in cash and short-term investments to $25.0 million at March 31, 2007, from $23.5 million at December 31, 2006.

✓	Renewal of premium reimbursement in New York for HIV Specialty Pharmacy services as part of successful passage of the New York State 2007-2008 budget.

First Quarter 2007 Financial Results
Net sales increased 42.8% to $59.0 million for the first quarter of 2007 from $41.3 million for the first quarter of 2006. Net sales for the first quarter of 2006 included retroactive premium reimbursement from prior periods of $858,000, reducing the growth rate by 310 basis points.

Allion’s gross profit was $8.4 million, or 14.3% of net sales, for the first quarter of 2007, compared with $6.7 million, or 16.1% of net sales, for the first quarter last year. For the first quarter of 2006, retroactive premium reimbursement contributed 180 basis points to the gross margin.

Selling, general and administrative expenses were $7.7 million, or 13.0% of net sales, for the first quarter of 2007 compared with $5.8 million, or 14.0% of net sales, for the first quarter of 2006.

-MORE-

ALLI Reports First Quarter Results

May 9, 2007

As previously disclosed, Allion recorded a non-cash impairment to intangible assets for the first quarter of 2007, totaling $599,000, related to termination of the LabTracker software license agreement.

Net income for the first quarter of 2007 was $185,000, or $0.01 per diluted share, including the impairment expense of $599,000. Excluding the impairment expense, adjusted net income for the first quarter of 2007 was $549,000 and adjusted earnings per diluted share was $0.03. Net income for the first quarter of 2006 was $1.1 million, or $0.07 per diluted share, including the retroactive premium reimbursement of $858,000. Excluding the retroactive premium reimbursement, adjusted net income for the first quarter of 2006 was $364,000 and adjusted earnings per diluted share was $0.02. An explanation and reconciliation of net income and earnings per diluted share under GAAP to adjusted net income and adjusted earnings per diluted share is provided below.

“Allion produced solid results for the first quarter,” remarked Michael Moran, Chairman, President and Chief Executive Officer of Allion Healthcare. “In addition to strong revenue growth, which exceeded our guidance for the quarter, we achieved continued stability in our gross margin, and we met our earnings guidance. We also generated substantial cash flow from operations of $2.2 million for the quarter, which contributed to the strengthening of our financial position.

“Beyond our financial results, Allion continued to expand its prospects for growth during the first quarter. We announced our plans in mid-March to establish a pharmacy in Oakland, CA, and we are progressing as anticipated toward opening the pharmacy this summer. The support this pharmacy has received from Oakland’s Mayor, Ron Dellums, and his staff, has had a positive impact on our ongoing discussions with key decision makers in the Oakland market. As a result, we are encouraged about the Oakland pharmacy serving as a model for our ability to enter new markets in a low-cost manner and with the support of city government. The first-quarter release of the Bamberger evaluation has also supported the momentum of these discussions.

“Our discussions regarding expansion into new markets are consistent with our primary focus on organic growth during 2007. We also expect to drive organic growth through our sales efforts within markets served by our existing pharmacy network, as well as from our initiatives to expand the number of our patients using our Oris electronic prescription writing system. For the first quarter, we added 191 Oris patients subject to earn-out payments to the previous owners of Oris. At the end of the first quarter of 2007, a total of 533 Oris patients were subject to earn-out payments. Although we no longer have an exclusive relationship with LabTracker, we are looking forward to having a working relationship with them in the future.”

Guidance
The Company today provided financial guidance for the second quarter of 2007. This guidance assumes a 38-42% tax rate and does not include any future acquisitions.

Three Months Ending
June30, 2007
(Guidance)
Net sales (millions)	$59.0 - 61.0
Earnings per diluted share	$0.03 - 0.05

-MORE-

ALLI Reports First Quarter Results

May 9, 2007

Operating Data
The following table sets forth the net sales and operating data for each of Allion’s distribution regions for the three months ended March 31, 2007 and 2006 (dollars in thousands):

	Three Months Ended March 31,
	2007			2006
Distribution Region	Net Sales	Prescriptions	Patient Months(1)	Net Sales	Prescriptions	Patient Months(1)
California	$37,630	155,903	34,037	$27,731	117,319	25,730
New York	$19,824	74,118	11,208	$12,310	45,834	6,333
Florida	$538	2,448	393	$414	2,484	325
Seattle	$975	5,177	969	$830	4,936	890

Total	$58,967	237,646	46,607	$41,285	170,573	33,278

(1)	Patient months represent a count of the number of months during a period that a patient received at least one prescription. If an individual patient received multiple medications during each month for a quarterly period, a count of three would be included in patient months irrespective of the number of prescriptions filled each month.

Summary
Mr. Moran concluded, “We believe New York’s recent decision to maintain favorable reimbursement rates for HIV specialty pharmacies in its 2007-2008 budget further validates the benefits we provide HIV/AIDS patients and healthcare payors, as well as Allion’s potential for long-term growth. We are confident that the need for our services among the urban poor living with HIV is growing and that governmental authorities at all levels are becoming increasingly aware of the tremendous cost this population potentially represents. At the same time, we are continuing to work toward further third-party validation of the clinical and financial efficacy of our programs, consistent with and expanding on the Bamberger evaluation. Because of this growing market need and the demonstrated strength of our solutions, we expect continued opportunities to leverage our experience and performance in our existing markets to expand our business.”

Conference Call Information
A conference will be held at 5:00 p.m. EDT; 2:00 p.m. PST on May 9, 2007. To join the call, please dial (913) 981-5525 from the U.S. or abroad. The call will also be webcast on Allion’s website at www.allionhealthcare.com. To join the webcast, please go to the web site at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software. An audio replay of the call will be available from 8:00 p.m. EDT on Tuesday, May 9, 2007 through May 16, 2007 by dialing (719) 457-0820 from the U.S. or abroad and entering confirmation code 7422015. The audio webcast will also be available on the Company's website for one year.

About Allion Healthcare, Inc.
Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion offers nationwide pharmacy care from its pharmacies in California, New York, Washington, and Florida. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors, to improve clinical outcomes and reduce treatment costs.
-MORE-

ALLI Reports First Quarter Results

May 9, 2007

Safe Harbor Statement
Certain statements included in this press release that are not historical facts are forward-looking statements, such as comments by our CEO and statements about our future growth and increased stockholder value, acquisitions, expansion into new markets, plans to open a new pharmacy, and guidance regarding our possible future financial performance. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include those set forth in Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006; and also include, but are not limited to, competitive pressures and our ability to compete successfully, demand for our products and services, changes in reimbursement and other changes in customer mix, changes in third party reimbursement rates or our qualification for preferred reimbursement rates in California and New York, changes in government regulations or the interpretation of these regulations, our ability to manage growth successfully, our ability to effectively market our services, our ability to successfully identify and integrate acquisitions, any or all of which could cause actual results to differ from those in the forward-looking statements. Except to the extent required by applicable securities laws, we are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements, whether as a result of new information, future events, or otherwise. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Contact:
Allion Healthcare, Inc. Jim Spencer, Chief Financial Officer (631) 870-5126	Corporate Communications Inc. Scott Brittain (615) 254-3376 scott.brittain@cci-ir.com

-MORE-

ALLI Reports First Quarter Results

May 9, 2007

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of March 31,	As of December 31,
(in thousands)	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$16,659	$17,062
Short term investments	8,320	6,450
Accounts receivable, (net of allowance for doubtful accounts of $345 in 2007 and $425 in 2006)	17,676	18,297
Inventories	6,508	5,037
Prepaid expenses and other current assets	447	634
Deferred tax asset	425	402
Total Current Assets	50,035	47,882

Property and equipment, net	808	890
Goodwill	42,068	42,067
Intangible assets, net	29,424	30,683
Other assets	80	81
Total assets	$122,415	$121,603

Liabilities And Stockholders’ Equity
Current Liabilities:
Accounts payable	$16,914	$16,339
Accrued expenses	1,805	1,262
Notes payable-subordinated	—	700
Current portion of capital lease obligations	46	46
Total current liabilities	18,765	18,347

Long Term Liabilities:
Capital lease obligations	36	47
Deferred tax liability	1,418	1,343
Other	55	59
Total liabilities	20,274	19,796

Commitments And Contingencies
Stockholders’ Equity
Preferred stock, $.001 par value; shares authorized 20,000; issued and outstanding -0- at March 31, 2007 and December 31, 2006	—	—
Common stock, $.001 par value; shares authorized 80,000; issued and outstanding 16,204 at March 31, 2007 and December 31, 2006	16	16
Additional paid-in capital	111,696	111,549
Accumulated deficit	(9,562)	(9,747)
Accumulated other comprehensive income	(9)	(11)
Total stockholders’ equity	102,141	101,807
Total liabilities and stockholders’ equity	$122,415	$121,603

-MORE-

ALLI Reports First Quarter Results

May 9, 2007

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three months ended
(in thousands except per share data)	March 31,
	2007	2006
Net sales	$58,967	$41,285
Cost of goods sold	50,539	34,631
Gross profit	8,428	6,654
Operating expenses:
Selling, general and administrative expenses	7,690	5,800
Impairment of long-lived asset	599	—
Operating income	139	854
Interest income	166	411

Income before taxes	305	1,265
Provision for taxes	120	132

Net income available to common shareholders	$185	$1,133

Basic earnings per common share:	$0.01	$0.07
Diluted earnings per common share:	$0.01	$0.07

Basic weighted average of common shares outstanding	16,204	15,192
Diluted weighted average of common shares outstanding	17,003	16,649

-MORE-

ALLI Reports First Quarter Results

May 9, 2007

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$185	$1,133
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	965	737
Impairment of long-lived asset	599	—
Deferred rent	(4)	18
Provision for doubtful accounts	50	49
Amortization of debt discount on acquisition notes	—	4
Non-cash stock compensation expense	93	39
Deferred income taxes	52	86
Changes in operating assets and liabilities:
Accounts receivable	571	(1,624)
Inventories	(1,471)	274
Prepaid expenses and other assets	188	(353)
Accounts payable and accrued expenses	941	(331)
Net cash provided by operating activities:	2,169	32

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(20)	(265)
Purchases of short term securities	(18,028)	(31,332)
Sales of short term securities	16,160	38,756
Payments for acquisition of North American	—	(17)
Payments for acquisition of Specialty Pharmacy	—	(9)
Payments for acquisition of Oris Medical’s Assets	(26)	(153)
Payments for acquisition of Priority’s Assets	—	(1,317)
Payments for acquisition of Maiman’s Assets	—	(5,243)
Payments for acquisition of H&H’s Assets	—	(3)
Payments for acquisition of Whittier’s Assets	(1)	(27)
Net cash (used in) provided by investing activities	(1,915)	390

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from secondary public offering	—	28,987
Proceeds from exercise of employee stock options and warrants	—	1,816
Tax benefit realized from the exercise of employee stock options	54	46
Repayment of notes payable and capital leases	(711)	(711)

Net cash (used in) provided by financing activities	(657)	30,138
NET (DECREASE) / INCREASE IN CASH AND CASH EQUIVALENTS	(403)	30,560
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	17,062	3,845
CASH AND CASH EQUIVALENTS, END OF PERIOD	$16,659	$34,405

-MORE-

ALLI Reports First Quarter Results

May 9, 2007

ALLION HEALTHCARE, INC.
Reconciliation of Net Income to EBITDA and Adjusted EBITDA (excluding Impairment of long-lived asset and retroactive premium reimbursement) (UNAUDITED)

(in thousands)	Three months ended
	March 31,
	2007	2006
Net income	$185	$1,133
Provision for taxes	120	132
Interest income	(166)	(411)
Depreciation and amortization	965	737
EBITDA	1,104	1,591
Impairment of long-lived asset	599	-
Retroactive premium reimbursement	-	(858)
Adjusted EBITDA	$1,703	$733

ALLION HEALTHCARE, INC.
Reconciliation of Diluted EPS and Adjusted Diluted EPS (excluding Impairment of long-lived asset and retroactive premium reimbursement) (UNAUDITED)

(in thousands except per share data)	Three months ended
	March 31,
	2007	2006
Diluted earnings per common share	$0.01	$0.07

Diluted weighted average of common shares outstanding	17,003	16,649

Net income	$185	$1,133

Impairment of long-lived asset	$599	$-

Retroactive premium reimbursement	$-	$(858)

Effective tax rate	39.3%	10.4%

After-tax adjustments	$364	$(769)

Adjusted net income	$549	$364

Adjusted diluted earnings per share	$0.03	$0.02

-END-